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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included or made a part of this registration statement.


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                                          Arthur Andersen LLP

Boston, Massachusetts

December 10, 1998